For release: July 15, 2003



                   COMMUNITY SHORES REPORTS SECOND QUARTER EPS

MUSKEGON, MI - July 15, 2003 - Community Shores Bank Corporation (OTC: CSHB), Muskegon's only locally-headquartered independent community banking organization, today reported net income for the quarter ended June 30, 2003 of $139 thousand, compared to $171 thousand for the prior year second quarter. Earnings for the second quarter of 2003 included federal income tax expense of $72 thousand; this marks the first quarter of fully taxable earnings for Community Shores. Pretax income was $211 thousand, an increase of 23.7% over the second quarter of 2002. Diluted earnings were $0.09 per share, compared to $0.14 reported last year. Per share results were impacted by Community Shores' fully taxable status as well as a series of private placements over the past year, which increased average shares outstanding by 18.5% to 1,430,000.

For the first half of 2003, net income was $648 thousand, an increase of 92.7% above the first half of 2002. Diluted earnings per share were $0.44 compared with $0.28 for the prior year first half. 2003 results benefited from a one-time tax credit of $327 thousand taken in the first quarter from the effect of prior losses accumulated during the first seven quarters of operation. In addition, per share results were impacted by a 17.0% increase in average shares outstanding to 1,390,221.

Jose A. Infante, President and CEO, stated, "This quarter, we achieved an important milestone. After eleven quarters of profitable growth, we are paying taxes for the first time. Although this will impact after-tax comparisons for the remainder of the year, our 24% pre-tax income growth is more reflective of the strength of our performance.

"We have begun a more active program to reach the institutional investor community, as well as continuing with our traditional focus on retail shareholders, and we have seen positive results. Year-to-date, our share price has appreciated 28.1%, ending the June 2003 quarter at $10.25.

"We are very pleased to have successfully managed our young company through a variety of economic conditions and interest rate environments. Our strong service culture, which has served as a magnet to customers accustomed to dealing with the larger regional-based bank holding companies, continues to drive our growth, attract new clients and build stronger, broader relationships. Our latest new business campaign, initiated in April of this year, has already attracted 45 new small business customers."

Net interest income increased 7.9% to $1.5 million and reflected 11.9% growth in average earning assets, partially offset by a 13 basis point decline in the net interest margin to 3.27%. Mr. Infante noted, "Declining interest rates continue to challenge our net interest margin, but our on-going ALCO initiatives have successfully minimized the full impact of prime rate reductions in the past twelve months, allowing us to operate within a relatively narrow margin band ."

Non-interest income was $283 thousand, a 31.7% increase over the $215 thousand reported for the second quarter of 2002. Mr. Infante commented, "Mortgage activity and new business relationships are feeding our fee income growth, providing diversity to our revenue stream." Non-interest income increased to 10% of total revenue, up from 7.8% for the prior year quarter. Income from our mortgage banking business increased 106.1%, while service charges on deposit accounts were up 14.6%.

Non-interest expense totaled $1.4 million for the current quarter, an increase of 9.8% over the $1.2 million reported in the year-ago period. Salaries and benefits, up 14.5%, accounted for most of the dollar increase and reflected annual salary adjustments and rising health care costs. Data processing costs, up 24.8%, supported increased internet banking activity. Attention to expense management resulted in modest changes to other categories. The efficiency ratio improved to 78.01% from 78.96%.

At June 30, 2003, assets were $185.6 million, an increase of 11.7% above the year-ago quarter, and were driven by loan growth of 14.0%, or $18.5 million. Mr. Infante commented, "We are being prudent in adding credits to our loan portfolio. The quality growth we achieved over the last twelve months is derived mainly from the commercial side." Loan growth was funded primarily through 13.6% growth in deposits, including non-interest bearing deposits, which increased 18.6%.

Mr. Infante noted that the local economy is showing signs of stabilizing and that Community Shores is still maintaining solid asset quality supported by adequate reserve coverage. Past-due and non-accrual loans were 0.66% of total loans at June 30, 2003, up from 0.63% for the first quarter and from 0.53% twelve months ago. Annualized net charge-offs were 0.14% of average loans for the second quarter of 2003, compared to 0.57% for the sequential quarter and 0.20% for the prior year second quarter. The allowance for loan and lease losses was 1.33% of total loans at June 30, 2003.

Shareholders' equity totaled $12.4 million at June 30, 2003, up $2.3 million from twelve months ago. Community Shores remains a "well-capitalized" institution; Tier I capital was 6.58% for the quarter compared to 5.88% a year ago. Shares outstanding at period-end were 1,430,000.

ABOUT THE COMPANY

With $186 million in assets, Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from three branch offices. Community Shores Bank opened for business in January, 1999, and has achieved eleven consecutive quarters of profitability.

SAFE HARBOR STATEMENT

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.


Contact:

Jose A. Infante
President and CEO
231/780-1800
jinfante@communityshores.com

Tracey Welsh
Vice President and CFO
231/780-1847
twelsh@communityshores.com

Linda Margolin (Media)
216/765-0953
lmm@margolinIR.com

                          COMMUNITY SHORES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                                      QUARTERLY
                                                       ------------------------------------------------------------------------
                                                           2003           2003           2002          2002           2002
(dollars in thousands except per share data)             2ND QTR        1ST QTR        4TH QTR       3RD QTR        2ND QTR
                                                       -------------  -------------  ------------- -------------  -------------
EARNINGS
     Net interest income                                      1,465          1,454          1,412         1,408          1,357
     Provision for loan and lease losses                        173            189            183           154            160
     Noninterest income                                         283            299            266           235            215
     Noninterest expense                                      1,363          1,382          1,245         1,252          1,241
     Net Income                                                 139            509            251           236            171
     Basic earnings per share                                  0.10           0.38           0.19          0.19           0.14
     Diluted earnings per share                                0.09           0.38           0.19          0.19           0.14
     Average shares outstanding                           1,430,000      1,350,000      1,327,215     1,269,402      1,207,088
     Average diluted shares outstanding                   1,528,415      1,350,000      1,327,215     1,269,402      1,207,088

PERFORMANCE RATIOS
     Return on average assets                                 0.30%          1.13%          0.58%         0.57%          0.41%
     Return on average common equity                          4.51%         17.69%          9.28%         9.17%          7.12%
     Net interest margin                                      3.27%          3.33%          3.40%         3.51%          3.40%
     Efficiency ratio                                        78.01%         81.74%         74.16%        76.24%         78.96%
     Full-time equivalent employees                              47             52             54            51             48

CAPITAL
     Average equity to average assets                         6.64%          6.38%          6.28%         6.18%          5.78%
     Tier 1capital ratio to average assets                    6.58%          6.68%          6.24%         6.05%          5.88%
     Book value per share                                    $ 8.68         $ 8.57         $ 8.32        $ 8.18         $ 7.96

ASSET QUALITY
     Gross loan charge-offs                                     174            257            136            99             67
     Net loan charge-offs                                        51            206            117            92             64
     Net loan charge-offs to avg loans (annualized)           0.14%          0.57%          0.33%         0.28%          0.20%
     Allowance for loan and lease losses                      2,004          1,882          1,899         1,833          1,772
     Allowance for losses to total loans                      1.33%          1.28%          1.34%         1.36%          1.34%
     Past due and nonaccrual loans (90 days)                    989            923            838         1,361            707
     Past due and nonaccrual loans to total loans             0.66%          0.63%          0.59%         1.00%          0.53%
     Other real estate and repossessed assets                   119             65             39            27             31

END OF PERIOD BALANCES
     Loans                                                  150,681        147,389        142,033       135,687        132,224
     Total earning assets                                   177,366        178,366        168,343       164,400        160,191
     Total assets                                           185,621        188,737        173,466       174,797        166,146
     Deposits                                               147,858        148,396        132,725       135,144        130,166
     Shareholders' equity                                    12,406         12,256         11,066        10,418         10,059

AVERAGE BALANCES
     Loans                                                  150,357        145,030        139,970       133,563        129,167
     Total earning assets                                   178,888        174,635        168,831       160,393        159,821
     Total assets                                           185,464        180,582        172,300       166,342        166,030
     Deposits                                               147,086        137,309        131,677       130,642        131,249
     Shareholders' equity                                    12,316         11,521         10,821        10,280          9,590

                        COMMUNITY SHORES BANK CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                            THREE MONTHS       THREE MONTHS       SIX MONTHS         SIX MONTHS
                                                                ENDED              ENDED             ENDED              ENDED
                                                              06/30/03           06/30/02          06/30/03           06/30/02
                                                            ------------       ------------       ----------         ----------
INTEREST AND DIVIDEND INCOME
Loans, including fees                                       $ 2,314,905         $2,262,911        $4,610,404         $4,422,761
Securities (including FHLB dividends)                           225,550            327,932           473,303            661,219
Federal funds sold and other interest income                      7,057             22,021            18,926             83,724
                                                            -----------         ----------        ----------         ----------
     Total interest income                                    2,547,512          2,554,840         5,102,633          5,167,704
INTEREST EXPENSE
Deposits                                                        900,012          1,042,392         1,787,879          2,120,640
Repurchase agreements and federal funds purchased
     and other debt                                              56,182             72,044           134,102            157,030
Federal Home Loan Bank advances and notes payable               126,757            141,584           262,427            280,460
                                                            -----------         ----------        ----------         ----------
     Total interest expense                                   1,082,951          1,256,020         2,184,408          2,558,130

NET INTEREST INCOME                                           1,464,561          1,356,844         2,918,225          2,609,574
Provision for loan losses                                       173,000            159,940           361,990            287,740
                                                            -----------         ----------        ----------         ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES           1,291,561          1,196,904         2,556,235          2,321,834
Noninterest income
Service charges on deposit accounts                             146,345            127,680           275,518            227,353
Mortgage loan referral fees                                       7,201             23,981            12,386             68,916
Gain on sale of loans                                            67,364             12,205           116,678             14,283
Gain (loss) on disposition of securities                              0                  0            62,681                  0
Other                                                            61,764             50,846           114,769             90,611
                                                            -----------         ----------        ----------         ----------
     Total noninterest income                                   282,674            214,712           582,032            401,163

Noninterest expense
Salaries and employee benefits                                  752,996            657,363         1,521,787          1,276,786
Occupancy                                                        74,633             69,925           150,453            141,301
Furniture and equipment                                         112,255            112,131           227,532            222,998
Advertising                                                      17,914             22,667            40,269             36,878
Data Processing                                                  75,550             60,560           147,644            117,686
Professional services                                            78,849             74,249           145,803            116,533
Other                                                           250,885            244,021           511,349            474,444
                                                            -----------         ----------        ----------         ----------
     Total noninterest expense                                1,363,082          1,240,916         2,744,837          2,386,626

INCOME BEFORE INCOME TAXES                                      211,153            170,700           393,430            336,371
Federal income tax expense (benefit)                             72,468                  0          (254,716)                 0
                                                            -----------         ----------        ----------         ----------
NET INCOME                                                  $   138,685         $  170,700        $  648,146         $  336,371
                                                            ===========         ==========        ==========         ==========

Weighted average shares outstanding                           1,430,000          1,207,088         1,390,221          1,188,646
                                                            ===========         ==========        ==========         ==========
Basic income per share                                      $      0.10         $     0.14        $     0.47         $     0.28
                                                            ===========         ==========        ==========         ==========
Diluted income per share                                    $      0.09         $     0.14        $     0.44         $     0.28
                                                            ===========         ==========        ==========         ==========

                 COMMUNITY SHORES BANK CORPORATION
          CONDENSED CONSOLIDATED STATEMENTS OF CONDITION


                                                                         JUNE 30,              DECEMBER 31              JUNE 30,
                                                                           2003                   2002                   2002
                                                                        (UNAUDITED)             (AUDITED)             (UNAUDITED)
                                                                        -----------            -----------            -----------
ASSETS
Cash and due from financial institutions                               $  5,403,197           $  2,722,565           $  3,633,406
Interest-bearing deposits in other financial institutions                    60,779                 59,429                102,615
Federal funds sold                                                        1,000,000                      0              3,750,000
                                                                       ------------           ------------           ------------
     Total cash and cash equivalents                                      6,463,976              2,781,994              7,486,021

Securities
   Available for sale                                                    25,329,814             26,043,017             23,637,478
   Held to maturity                                                         294,635                252,567                 51,429
                                                                       ------------           ------------           ------------
     Total securities                                                    25,624,449             26,295,584             23,688,907

Loans held for sale                                                         545,300                579,400                      0

Loans                                                                   150,135,690            141,453,620            132,224,247
Less: Allowance for loan losses                                           2,004,118              1,898,983              1,771,825
                                                                       ------------           ------------           ------------
     Net loans                                                          148,131,572            139,554,637            130,452,422

Federal Home Loan Bank stock                                                425,000                425,000                425,000
Premises and equipment, net                                               2,749,189              2,910,237              3,038,072
Accrued interest receivable                                                 634,336                661,136                708,873
Other assets                                                              1,047,673                257,956                347,112
                                                                       ------------           ------------           ------------
     Total assets                                                      $185,621,495           $173,465,944           $166,146,407
                                                                       ------------           ------------           ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
     Non interest-bearing                                              $ 13,635,800           $ 10,368,525           $ 11,499,780
     Interest-bearing                                                   134,222,688            122,356,854            118,866,686
                                                                       ------------           ------------           ------------
          Total deposits                                                147,858,488            132,725,379            130,166,466

Federal funds purchased and repurchase agreements                        14,086,235             19,466,513             15,583,508
Federal Home Loan Bank advances                                           8,000,000              6,000,000              6,000,000
Notes payable                                                             2,550,000              3,600,000              3,600,000
Accrued expenses and other liabilities                                      720,834                608,179                737,293
                                                                       ------------           ------------           ------------
     Total liabilities                                                  173,215,557            162,400,071            156,087,267

Shareholders' Equity
     Preferred Stock, no par value: 1,000,000 shares
       authorized and none issued                                                 0                      0                      0
     Common Stock, no par value: 9,000,000 shares authorized,
         March 31, 2003-1,430,000 issued; December 31, 2002-
         1,330,000 issued and March 31, 2002-1,170,000 issued            12,922,314             12,123,585             11,609,759
     Retained deficit                                                      (719,765)            (1,367,911)            (1,854,560)
     Accumulated other comprehensive income                                 203,389                310,199                303,941
                                                                       ------------           ------------           ------------
     Total shareholders' equity                                          12,405,938             11,065,873             10,059,140
                                                                       ------------           ------------           ------------
     Total liabilities and shareholders' equity                        $185,621,495           $173,465,944           $166,146,407
                                                                       ============           ============           ============